UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   April 29, 2008

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, the Board of Directors of WD-40 Company (the “Company”) named Jay Rembolt to serve as the Company’s Chief Financial Officer. The Company’s former Chief Financial Officer, Michael J. Irwin, will serve as the Company’s Executive Vice President, Strategic Development. Mr. Rembolt, previously the Company’s Vice President, Finance/Controller, will continue to serve as the Company’s Principal Accounting Officer.

Mr. Rembolt, 57, joined the Company in December 1997 as Manager, Financial Services. In May 1999 he was promoted to Controller. In May 2001 he was promoted to Vice President, Finance/Controller. He will now serve as Chief Financial Officer, Treasurer and Vice President, Finance.

The Company’s press release announcing the foregoing changes is furnished with this report as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1     News Release by WD-40 Company dated April 30, 2008.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)

Date: April 30, 2008	/s/ JAY REMBOLT
Jay Rembolt Chief Financial Officer (Principal Financial Officer)